Filed pursuant to Rule 424(b)(7)
Registration No. 333-200088

PROSPECTUS SUPPLEMENT NO. 2

TO THE PROSPECTUS DATED NOVEMBER 19, 2014

RAVEN INDUSTRIES, INC.

This prospectus supplement updates, amends and supplements our prospectus dated November 19, 2014.

We have attached to this prospectus supplement the updated Selling Shareholder Table to include new selling shareholders that received shares of Raven Industries, Inc. in connection with transfers made by certain selling shareholders.

This prospectus supplement should be read in conjunction with the prospectus. To the extent information in this prospectus supplement differs from, updates or conflicts with information contained in the prospectus, the information in this prospectus supplement is the more current information.

The securities offered by this prospectus supplement involve a high degree of risk. See “Risk Factors” beginning on page 3 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement is truthful or complete. A representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 6, 2015.

SELLING SHAREHOLDERS

This prospectus covers the disposition by the selling shareholders identified below of a total of 1,541,696 shares of our common stock. All of such shares were issued to the selling shareholders as a part of the merger consideration paid pursuant to that certain Agreement and Plan of Merger and Reorganization dated November 3, 2014 by and among the registrant, Integra Plastics, Inc., and certain other parties thereto (the “Merger”).

The table below sets forth certain information regarding the selling shareholders and the shares of our common stock offered by them in this prospectus. Unless otherwise indicated in the footnotes to the table below, none of the selling shareholders have had a material relationship with us within the past three years other than as a result of the Merger. The number of shares of the common stock owned by each selling shareholder is as of December 8, 2014, and after giving effect to this offering assuming all of the shares covered hereby are sold by the selling shareholder. The percentage of beneficial ownership is based on 38,049,805 shares of our common stock outstanding as of February 3, 2015.

The selling shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, some or all of its shares since the date on which the information in the table is presented. Information about the selling shareholders may change over time. As used in this prospectus, “selling shareholder” includes the donees, transferees, heirs, executors, administrators, legal representatives, pledgees or others who may later hold the selling shareholder’s interests.

Selling Shareholder (1)	Shares Beneficially Owned Before Offering (2)	Total Shares Offered By Selling Shareholder	Shares Beneficially Owned After Offering (2) (3)	Percentage of Beneficial Ownership After Offering (2) (3)
Michael V. Green	241,376	241,376	—	—
Royce G. and Peggy A. Quamen Revocable Living Trust dated July 18, 2006 (Royce G. Quamen and Peggy A. Quamen)	183,525	183,525	—	—
First Bank & Trust, Trustee FBO Robert Hesse IRA #003598 (Harold S. Bailey III)	24,988	24,988	—	—
Robert Hesse or Jeany Hesse, JTWROS (Robert Hesse and Jeany Hesse)	52,278	52,278	—	—
Trustee of the Kent Metzger Stock Trust dated 3/1/1998 (Chan Masselink)	58,657	58,657	—	—
Arthur H. Thornton Irrevocable Trust dated 10/31/10, First Bank & Trust, Trustee (Brian L. Thompson, Robin Aden, Peggy Dant, Tony B. McKillip, and Kristin K. Lillestol)	44,506	44,506	—	—
Stacy T. Coffin	73,322	73,322	—	—
Patricia Annette Lopez, Trustee of the Roy Clapp Living Trust UA 9/24/91 (Patricia Lopez)	24,988	24,988	—	—
First Clearing, LLC, Custodian FBO Thomas S. Everett IRA (Thomas S Everett)	7,332	7,332	—	—
Clark Lee	36,661	36,661	—	—
Christopher C. Baranko	21,996	21,996	—	—
James W. Freeman	36,661	36,661	—	—
Virgil Garbers	21,996	21,996	—	—
AAG, L.L.C. (John F. Archer, Dennis Anderson and Mark Wahlstrom)	923	923	—	—

John Andretti IRA (John Andretti)	1,385	1,385	—	—
Ashken Investments, LLC (Ashley A. Wiechmann)	2,449	2,449	—	—
Augustana College (Thomas Meyer)	2,449	2,449	—	—
Michaela J. Backes Revocable Trust UA 1/5/07 (Michaela J. Backes)	8,040	8,040	—	—
Sharon Ann Barr	1,385	1,385	—	—
Thomas J. Batcheller	817	817	—	—
Thomas Joseph Batcheller, Jr.	816	816	—	—
Paul R. Batcheller	816	816	—	—
BaySam Investments, L.L.C. (Walter O. Carlson)	8,040	8,040	—	—
Miles K. & Lisa E. Beacom, JTWROS	1,385	1,385	—	—
Kelly Behrens	3,513	3,513	—	—
Laurence W. Bierman Trust UA 2/11/93 (Laurence W. Bierman or Anita R. Bierman)	1,064	1,064	—	—
The Blanchard Living Trust UA 6/14/04 (Joel Blanchard) (4)	1,064	1,064	—	—
David Lawrence Blue Living Trust UA 5/25/07 (David Lawrence or Darla D. Blue)	3,834	3,834	—	—
Robert C. Blue Trust UA 5/21/96 (Robert C. Blue)	1,064	1,064	—	—
Helen R. Boen	1,385	1,385	—	—
Donald E. & Helen R. Boen, JT	1,064	1,064	—	—
Glen Bolger & Carol Farquhar, JTWROS	2,770	2,770	—	—
Anthony W. Bour	1,064	1,064	—	—
Roger C. Broman Living Trust UA 08/03/06 (Roger C. Broman or Sharon L. Broman)	1,064	1,064	—	—
Burma Investments LLC (Dianne C. Burma)	1,385	1,385	—	—
John Calvin	3,216	3,216	—	—
Joseph R. & Amy L. Cass, JT	15,228	15,228	—	—
Abraham J. Cass	1,000	1,000	—	—
Michael J. Cass and Kathryn A. Cass JT	1,000	1,000	—	—
Molly W. Christianson	532	532	—	—
CLC Investments, L.L.C. (Craig Cormack)	2,770	2,770	—	—
Robert J. & Paula H. Correa, JTWROS	2,308	2,308	—	—
Edward J. & Bridget R. Czarnecki, JTWROS	1,064	1,064	—	—
James P. Davis	692	692	—	—
Dehli Development, LLC (Jodi Ann Dehli)	2,449	2,449	—	—
Mary DeJong Trust UA 03/22/96 (James Tate Profilet)	923	923	—	—
Don Drake III	1,064	1,064	—	—
Polly C. Draper	4,020	4,020	—	—
Timothy Draper Living Trust UA 4/2/88 (Timothy C. Draper)	4,020	4,020	—	—
Charles & Thressa Duhigg Memorial Trust UA 1/1/84 (James F. McMahon and/or Todd A. Stowater)	1,385	1,385	—	—
Dunham Plaza, LLC (P. Daniel Donohue, David L. Knudson)	1,064	1,064	—	—
Charles D. Eggebraaten	532	532	—	—
Loren Eggebraaten	532	532	—	—
C Sue McKenzie Eisele Living Trust UA 9/20/05 (C Sue McKenzie Eisele)	1,064	1,064	—	—
James L. Engels	2,449	2,449	—	—

Linda G. Erickson	2,449	2,449	—	—
David Erickson IRA (Emily Pier of The First National Bank)	1,331	1,331	—	—
Douglas & Co. FBO Jeffory A. Erickson IRA (Scott A. Olson)	4,898	4,898	—	—
Joette Everist	923	923	—	—
RA Rick Everist (Richard A. Everest Jr.)	2,010	2,010	—	—
Robert E. Everist	3,074	3,074	—	—
Thomas S. Everist (5)	10,020	4,020	6,000	*
UBS Fin Svcs, Cust FBO Gary Famestad IRA AC#8E00150 (Gary Famestad)	1,064	1,064	—	—
Mary Jane Fenn Revocable Trust UA 11/22/91 (Mary J. Fenn or Nancy Wahlstrom of First National Bank in Sioux Falls)	692	692	—	—
Barbara Forster	4,020	4,020	—	—
Jeremy, MD & Lisa Friese, JTWROS	1,385	1,385	—	—
Maryanne Galvin	13,346	13,346	—	—
Mary J. George	923	923	—	—
Bill Glassman Revocable Trust UA 2/22/01 (Bill Glassman)	692	692	—	—
Green Field River Ridge, LLC (Mitch Kjose)	923	923	—	—
Mark Edward Griffin (7)	23,651	1,987	21,664	*
Randall Gusikoski	1,064	1,064	—	—
Ahva Halma Trust UA 7/24/13, First Premier Bnk TTE (David G. Hittmann, First Premier Bank)	4,020	4,020	—	—
Bradley A. Hansen	93	93	—	—
Brian D. Hansen	1,064	1,064	—	—
Chad Hatch	588	588	—	—
HCI Real Estate Company (Dennis Johnson)	5,217	5,217	—	—
D. Greg & Phyllis M. Heineman, JTWROS	923	923	—	—
Sharon Hemmer	923	923	—	—
Lawrence Hendrickson	4,020	4,020	—	—
Charles Hey	1,064	1,064	—	—
Janet I. Hey Rev Living Trust Janet I. Hey & Marvin L Hey Trustees Dated: 12/31/1999 (Janet I. Hey and Marvin L. Hey)	1,064	1,064	—	—
Susan B. Hickey	1,064	1,064	—	—
Darlys R. Hofer, MD	1,064	1,064	—	—
Sandra K. Hoover	4,020	4,020	—	—
Sandy Horst	14,269	14,269	—	—
Randy & Sandy Horst, JTWROS	2,449	2,449	—	—
HOTS Investments, LLC (Jeffry J. Scherschligt)	2,077	2,077	—	—
Marilyn R. Huether IRA, Beneficiary of Mike Huether, First Premier Bank Custodian (Marilyn R. Heuther)	692	692	—	—
Huisken Family Charitable Trust UA 2/19/04 (Kent D. Huisken)	1,064	1,064	—	—
Marjorie Hustead	2,449	2,449	—	—
Wall Drug Store Inc. PSP FBO Karen Lynn Hustead (Karen Lynn Hustead)	692	692	—	—
Wall Drug Store Inc. PSP FBO Ted Hustead (Ted Hustead)	1,385	1,385	—	—

Innovate Partners, Inc. (Robert G. Allison)	1,479	1,479	—	—
Ron & Nancy Island, JT	1,064	1,064	—	—
Garry W. Jacobson	1,064	1,064	—	—
Diane A. Jans Living Trust UA 8/22/01 (Dale A. Jans)	1,064	1,064	—	—
Mark A. Jensen	3,709	3,709	—	—
Steven M. Johnson	8,040	8,040	—	—
Duncan & Elinor Keirnes, JT	2,770	2,770	—	—
Kelly Family Trust UA 8/30/94 (Kinn Kelly)	2,449	2,449	—	—
Jon Patrick Kirby	3,513	3,513	—	—
Katherine Kirby	3,513	3,513	—	—
Steven T. Kirby	55,285	55,285	—	—
Dan Kirby Trust FBO Sharon Kirby , US Bank NA SD Trustees UA 12/4/87 (Colleen Reichelt of U.S. Bank Trust N.A. SD)	923	923	—	—
Kirby Capital Corporation (Steven T. Kirby)	31,524	31,524	—	—
Paul T. Kirby Revocable Trust UA 01/09/08 (Paul T. Kirby)	1,064	1,064	—	—
Wells Fargo Bank N.A. fbo Dan L. Kirby Rev Trust dtd 3/18/96 I/A (Daniel L. Kirby)	6,743	6,743	—	—
Marjorie D. Kirby Revocable Trust UA 7/27/98 (Marjorie D. Kirby)	1,064	1,064	—	—
Kevin T. Kirby Trust FBO Kristin Kirby UA 12/4/87 (Colleen Reichelt of U.S. Bank Trust N.A. SD) (8)	1,064	1,064	—	—
Wells Fargo Bank N.A. fbo Kevin Kirby Trust UA 10/29/96 I/A (Kevin T. Kirby) (9)	38,207	18,207	20,000	*
Colin P. Kirby Trust UA 9/27/13 (Colin P. Kirby)	1,064	1,064	—	—
Kiropa Properties, LLC (Paul Gourley)	1,385	1,385	—	—
Michele R. Kleinwolterink	1,499	1,499	—	—
Timothy J. or Michele R. Kleinwolterink	145	145	—	—
Joan B. LaBue	1,064	1,064	—	—
Lisa Lacher	1,064	1,064	—	—
Yvonne C. Laur Survivor’s Trust UA 2/22/11 (Yvonne C. Laur)	1,268	1,268	—	—
Angeline M. Lavin	923	923	—	—
FBO Craig Lawrence SD Roth IRA (Craig Lawrence)	1,385	1,385	—	—
Mike C. Leslie	46	46	—	—
Mark Liaboe, MD	5,168	5,168	—	—
Peter Liberko	46	46	—	—
Lorrae L. Lindquist Trust UA 1/30/13 (Lorrae L. Lindquist)	7,155	7,155	—	—
Peter Looby	1,064	1,064	—	—
William Loper	3,599	3,599	—	—
Karla J. Lubben	1,331	1,331	—	—
Douglas & Co. FBO Michael V. Luken IRA (Scott A. Olson)	2,449	2,449	—	—
Maguire Jones Boys, LLP (Gene Jones Jr.)	1,385	1,385	—	—
James Martin	1,385	1,385	—	—
Vaughn H. Meyer Living Trust UA 05/30/06 (Vaughn H. Meyer)	923	923	—	—
Ophthalmology Ltd. PSP FBO Charles Mohler #95L184041 (Kim Eggebraaten of The First National Bank in Sioux Falls)	6,030	6,030	—	—

Eileen A. Mohler Revocable Living Trust UA 12/29/94 (Eileen A. Mohler)	2,010	2,010	—	—
Judy K. Morstad	1,385	1,385	—	—
Kent E. Morstad	1,064	1,064	—	—
MSM Partnership, LLP (Steven Charles Hey)	1,987	1,987	—	—
Nikole Mulder	3,080	3,080	—	—
Jeremy & Nikole Mulder, JTWROS	1,182	1,182	—	—
Net Family Investments, LLC (Mark G. Leddy)	1,064	1,064	—	—
Christopher & Cali Nichols, JTWROS	923	923	—	—
Nordica Enterprises, Inc. (Paul A. Schock)	16,079	16,079	—	—
Brenda M. O’Hara Trust UA 11/19/12 (Brenda M. O’Hara)	1,064	1,064	—	—
Jeffrey J. Oliver	46	46	—	—
Gary G. Olson Revocable Living Trust UA 12/26/00 (Gary G. Olson or Joan L. Olson)	3,141	3,141	—	—
Doug Ossefoort	1,064	1,064	—	—
Evelyn Pederson	1,385	1,385	—	—
Pitch Investments, LLC (John E. Hentchaus)	1,385	1,385	—	—
Richard J. Plahn	1,064	1,064	—	—
The Pooley Living Trust UA 4/12/06 (Jeffrey H. Pooley, or Reita Gail Pooley)	4,020	4,020	—	—
David Flint Pownall	4,046	4,046	—	—
Mary R. Pownall Revocable Trust UA 9/12/90 (Mary R. Pownall)	4,823	4,823	—	—
Richard F. Pownall Revocable Trust UA 9/12/90 (Richard F. Pownall)	4,823	4,823	—	—
Dieter W. Proehl	1,064	1,064	—	—
Proehl Westra, LLC (Dieter W. Proehl)	923	923	—	—
Patricia Kay Reagan Living Trust UA 11/2/2010 (Patricia Kay Reagan)	5,168	5,168	—	—
Paul Reynen, MD	3,513	3,513	—	—
Deborah A. Reynolds Living Trust UA 10/08/07 (Deborah A. Reynolds)	8,040	8,040	—	—
Peter K. Rodman, MD	1,064	1,064	—	—
Eugene D. Rowenhorst Revocable Trust UA 10/29/12 (Vicky Rowenhorst)	1,064	1,064	—	—
Judy Sabag	1,385	1,385	—
Larry L. Sather Irrevocable Trust UA 12/27/91 (Rodney J. Sather)	1,064	1,064	—	—
Sather Living Trust UA 9/27/04 (Larry L. Sather or Kathy Sather)	1,064	1,064	—	—
Diane Sather RA Trust UA 12/27/91 (John R. Sather)	1,064	1,064	—	—
Jeffry J. Scherschligt Revocable Trust UA 3/18/99 (Jeffry J. Scherschligt)	1,064	1,064	—	—
Paul A. Schock	5,084	5,084	—	—
Schock Financial Services, Inc. (Paul A. Schock)	18,039	18,039	—	—
Bernard & Catherine Schock, JT	4,020	4,020	—	—
Greg, MD & Karen Schultz, JT	4,020	4,020	—	—
Seaport Ventures, LLC (John R. Dennis)	18,812	18,812	—	—
Mike Shubeck	692	692	—	—
Paul Eric Shubeck	692	692	—	—
SJJP Partnership (Paula Brown)	923	923	—	—
Darwin Orvie Sletten	2,449	2,449	—	—
Jane Sletten	2,449	2,449	—	—
Scott & Ronna Sletten, JTWROS	11,958	11,958	—	—

Mark W. Smith	46	46	—	—
Dean P. Sorenson Living Trust UA 12/23/04 (Dean P. Sorenson)	2,449	2,449	—	—
Carl Soukup Living Trust UA 6/29/99 (Carl Soukup or Marietta Soukup)	923	923	—	—
Jason J. Soukup Living Trust UA 6/30/14 (Jason J. Soukup)	1,385	1,385	—	—
Charles A. & Brigitte E. Staudenmaier, JTWROS	1,064	1,064	—	—
Lynne Steele	784	784	—	—
Andrew H. Stockland	1,385	1,385	—	—
Joni Stowater	1,385	1,385	—	—
Tyler J. Stowater	14,269	14,269	—	—
Tyler & Joni Stowater, JT	1,064	1,064	—	—
Donald V. & Maureen K. Szymik, JT	32,158	32,158	—	—
Taylor Family Limited Partnership (Pamela Taylor)	8,040	8,040	—	—
The Everist Company (John E. Hankhaus) (6)	20,849	2,449	18,400	*
The Spirit Trust UA 11/8/07 (Edmund J. Mannion or Phyllis A. Mannion)	1,064	1,064	—	—
Jana Thompson	2,449	2,449	—	—
Ophthalmology Ltd PSP FBO Vance Thompson (Kim Eggebraaten of The First National Bank in Sioux Falls)	1,385	1,385	—	—
John Lawrence Thomson	6,432	6,432	—	—
Thomson Family Limited Partnership (John L. Thomson)	2,128	2,128	—	—
Rob Thurston	4,615	4,615	—	—
Triple J. Partnership LLP (Gene Jones Jr.)	1,064	1,064	—	—
Daniel G. Tynan	2,128	2,128	—	—
Mary Tynan	2,077	2,077	—	—
Ponte Vedra Presbyterian Church, Inc. (Richard A. Cooper)	3,834	3,834	—	—
Deborah D. Vander Woude Trust UA 3/31/09 (Deborah D. Vander Woude)	11,637	11,637	—	—
Shawn & Laura VanZee	106	106	—	—
VGG Enterprises, LLC (Daniel S. Goeman)	1,385	1,385	—	—
Cindy L. Walsh	798	798	—	—
Thomas P. Walsh Jr	1,796	1,796	—	—
Thomas P. Walsh Sr	323	323	—	—
Thomas P. Walsh, Sr. Family Limited Partnership, LLLP (Thomas P. Walsh Sr.)	2,715	2,715	—	—
Thomas P. Walsh, Sr. Family Limited Partnership, LLLP (Thomas P. Walsh Sr.)	48,237	48,237	—	—
Bryan Wellman	4,712	4,712	—	—
Melissa Widner	1,064	1,064	—	—
Teresa M. Wieck	1,064	1,064	—	—
Barbara J. Witzke	9,425	9,425	—	—
WWP Holdings, LLC (Craig Steinman)	2,981	2,981	—	—
Equity Trust Co. FBO Keel Coddington IRA (Keel Coddington)	692	692	—	—
ET Co. Cust. FBO Michael B. Ashbaugh IRA 185042 (Michael Benjamin Ashbaugh)	532	532	—	—
Evan & Kristin Hermanson, JT	1,064	1,064	—	—
Todd K. Jones, DDS IRA Acct #80-03929 (Todd Jones)	1,064	1,064	—	—

Gloria Lundstrom	1,064	1,064	—	—
Mary H. Casey	1,385	1,385	—	—
ET Co. Cust. FBO Shannon M. Ashbaugh IRA 184001 (Shannon M. Ashbaugh)	532	532	—	—

*	Less than 1%
(1)	Name(s) in parentheses indicate the individual(s) with voting and dispositive power of the shares held by the shareholder.
(2)	Beneficial ownership is determined in accordance with SEC rules, beneficial ownership includes any shares as to which the shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the shareholder that he, she or it is a direct or indirect beneficial owner of those shares.
(3)	Assumes sales of all shares offered under this prospectus by the selling shareholder.
(4)	The Blanchard Living Trust UA 6/14/04 is an affiliate of a broker-dealer, however The Blanchard Living Trust UA 6/14/04 purchased these shares of common stock in the ordinary course of business, not for resale, and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute such shares of common stock.
(5)	Mr. Thomas S. Everist is Chairman of the Board of the Company.
(6)	Mr. Thomas S. Everist is the President of this selling shareholder. Mr. Everist is Chairman of the Board of the Company.
(7)	Mr. Mark E. Griffin is a director of the Company.
(8)	Mr. Kevin T. Kirby is the Trustee of this selling shareholder. Mr. Kirby is a director of the Company.
(9)	Mr. Kevin T. Kirby is the Trustee of this selling shareholder. Mr. Kirby is a director of the Company.